UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 9, 2017

WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607
(Commission	(I.R.S. Employer
File Number)	Identification No.)

(763) 295-920 2
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 - 7 and 9 are not applicable and therefore omitted.

Item 8.01	Other Events.

The Company’s largest customer issued a public disclosure on January 9, 2017 that it was immediately winding down one of its product lines for which the Company provides parts. The Company has halted all production of parts related to the program and is working with its customer on selling the remaining inventory. The Company does not expect to incur a loss on the sale of that inventory. The discontinuance of these parts will negatively affect future sales, with the impact expected to begin during the Company’s fiscal 2017 second quarter with sales tapering off as the remaining inventory is sold. The affected product line represented approximately fifteen percent of annual sales for the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC.

	By:	/s/ Benjamin T. Rashleger
Benjamin T. Rashleger
Chief Executive Office & President

Date: January 17, 2017